Exhibit 4.3
MRASAMPLE
DESIGNATION(IFANY)
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FORM OF SUBSCRIPTION CERTIFICATE
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY’S PROSPECTUS DATED, _________ __,2006 (THE
“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
COMPUTERSHARE TRUST COMPANY, INC. AS THE SUBSCRIPTION AGENT.

CERTIFICATE NO.: «Cert_»	CERTIFICATE FOR «Shares» RIGHTS
BROADVISION, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SUBSCRIPTION CERTIFICATE
EVIDENCING «shares» NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
5.87235 SHARES OF THE COMMON STOCK of BROADVISION, INC. ROUNDED DOWN IN THE AGGREGATE TO THE NEAREST WHOLE NUMBER.
SUBSCRIPTION PRICE: $0.45 PER SHARE
VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
(AS DEFINED IN THE PROSPECTUS)
REGISTERED OWNER:
     THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase 5.87235 shares of the Common Stock, .0001 par value (the “Common Stock”), of BroadVision, Inc., a Delaware corporation (the “Company”), rounded down in the aggregate to the nearest whole number, on the terms and subject to the conditions set forth in the Company’s Prospectus dated ___2006, and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.
     SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.
Dated: _________ __ , 2006

Pehong Chen	Sandra Adams
Chairman of the Board, President and Chief Executive Officer	General Counsel and Secretary

Countersigned By:
Computershare Trust Company, Inc.

SECTION 1 — EXERCISE AND SUBSCRIPTION
BASIC AND OVER-SUBSCRIPTION
The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company’s Common Stock, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus dated ___, 2006, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.
(a)	Number of shares of the Company’s Common Stock subscribed for pursuant to the Basic Subscription Privilege: _________

(b)	Number of shares of the Company’s Common Stock subscribed for pursuant to the Over-Subscription Privilege: _________
YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.
(c)	Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege plus the Over-Subscription Privilege multiplied by the Subscription Price of $0.45 per share): $_________.
METHOD OF PAYMENT (CHECK ONE)
†	Uncertified personal check, payable to Computershare Trust Company, Inc., as Subscription Agent for BroadVision, Inc. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

†	Certified check or bank check drawn on a U.S. bank or money order, payable to Computershare Trust Company, Inc., as Subscription Agent for BroadVision, Inc.

†	Wire transfer directed to the account maintained by Computershare Trust Company, Inc. at:

Colorado Business Bank
15710 W. Colfax Avenue
Golden, Colorado 80401
(303) 293-2265
ABA# 102003206
Credit Account # 3055043
Account Name:	Computershare Trust Company, Inc.
Warrant Escrow Account
If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned has the right to subscribe for under the Basic Subscription Privilege plus the Over-Subscription Privilege (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS
Upon completion of this Subscription, please deliver it along with payment to:

If by Mail:	Computershare Trust Company, Inc.
P.O. Box 1596
Denver, Colorado 80201-1596

If by Overnight Delivery:	Computershare Trust Company, Inc.
350 Indiana Street
Golden, Colorado 80401
SECTION 2 — SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
SUBSCRIPTION RIGHTS HOLDERS:
To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. (See the Instructions included with this Rights Certificate.) Do not forget to complete the guarantee of signature(s) section below.
Please issue the certificate representing the Common Stock in the following name and /or deliver to the following address:

Name:	Soc. Sec. #/Tax ID #:

Address:

ACKNOWLEDGMENT — THE SUBSCRIPTION ORDER FORM
IS NOT VALID UNLESS YOU SIGN BELOW
I / We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company’s Subscription Agent, I / we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I / we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I / we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.
The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Subscriber’s Signature(s):	Date:

Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Rights Certificate.)

Name:	Capacity:

Address:	Phone:

Soc. Sec. # or Tax ID #:

GUARANTEE OF SIGNATURE(S)
All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by:

Eligible Institution